Exhibit 77(q)(1)

Exhibits

(a)(1) Articles of Amendment dated January 1, 2011 to the Charter regarding the dissolution of ING U.S. Government Money Market Fund – Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A Registration Statement on February 24, 2011 and incorporated herein by reference.

(a)(2) Plan of Liquidation and Dissolution of Series dated January 25, 2011 regarding the dissolution of Brokerage Cash Reserves Fund - – Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(a)(3) Articles of Amendment dated July 29, 2011 to the Charter redesignating Class C shares of ING Money Market Fund to Class L shares - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(a)(4) Articles Supplementary dated July 29, 2011 to the Charter adding a new Class C shares and Class R and Class W shares to ING Money Market Fund - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(e)(1) Amended and Restated Schedule A dated December 2010 to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund Inc. and ING Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A Registration Statement on February 24, 2011 and incorporated herein by reference.

(e)(2) Amended Schedule A dated December 2010 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. – Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A Registration Statement on February 24, 2011 and incorporated herein by reference.